Exhibit 10.9

AMENDMENT NO. 2
ERIC M. WECHSLER EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT to the Employment Agreement is made and entered into, effective as of July 1, 2009, by and between NuCO2 Inc. (“Employer”) and Eric M. Wechsler (“Executive”).

R E C I T A L S

WHEREAS, Employer and Executive are parties to that certain Employment Agreement, dated September 13, 2007, as amended by Amendment No. 1, dated January 1, 2009 (the “Employment Agreement”), pursuant to which Executive serves as Employer’s General Counsel and Secretary;

WHEREAS, on June 9, 2009 the Compensation Committee of the Board of Directors of Employer approved a one-year extension of the term of the Employment Agreement as well as the addition of a monthly car allowance (the “Amendments”); and

WHEREAS, Employer and Executive desire to amend the terms of the Employment Agreement as set forth herein, effective as of July 1, 2009, in order to effectuate the Amendments.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows:

(1)   Section 1.5 hereby is amended and restated in its entirety to read as follows:

“The term of the Executive’s employment hereunder shall commence upon the date of this Agreement and such employment shall continue, except as otherwise provided herein, through July 31, 2010 (the “Term”).”

(2)   A new sub-section 2.1(f) hereby is added to read as follows:

“The Executive shall receive $650 per month to cover the costs of the Executive’s automobile lease and other incidentals plus a gross up for any income taxes incurred in connection therewith; provided, however, that such gross up shall be paid on or before the last day of the Executive’s taxable year following the taxable year in which the taxes are remitted.”

(3)   The Employment Agreement as hereby amended shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 as of the date first written above.

NUCO2 INC.

By:	/s/ Michael E. DeDomenico
Name: Michael E. DeDomenico
Title: Chief Executive Officer

EXECUTIVE

/s/ Eric M. Wechsler
Eric M. Wechsler